CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              LEBENTHAL & CO., INC.
                           ---------------------------
                            Under Section 805 of the
                            Business Corporation Law

                           ---------------------------

                  Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, the President and Secretary of the Corporation, hereby certify:
                  FIRST: The name of the corporation is Lebenthal & Co., Inc.
                  SECOND: That the Certificate of Incorporation of the Corporation was filed by the Department of State, New York, on the 17th day of March, 1960. Said Certificate of Incorporation was duly amended on the 7th day of April, 1960.
                  THIRD: The Certificate of Incorporation is hereby amended by striking out the last sentence of Paragraph Sixth which states as follows:
                  "Action by the Board of Directors shall
                  require a 75% vote of the total membership of said Board."

                  FOURTH: That the Amendment of the Certificate of Incorporation was authorized by the unanimous vote of the holders

474183.1
of all the outstanding shares entitled to vote on an amendment to the Certificate of Incorporation.
                  IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 23rd day of October, 1981.

                                                     LEBENTHAL & CO., INC.


                                                     __________________________
                                                          H. GERARD BISSINGER
                                                                President


                                                     ___________________________
                                                           JOHN T. SULLIVAN
                                                                 Secretary

                                       -2-
474183.1

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )


                  H. GERARD BISSINGER, being duly sworn, deposes and says that he is the President of Lebenthal & Co., Inc., the Corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.

                                                       _________________________
                                                           H. GERARD BISSINGER
                                                                  President

Sworn to before me this
23rd day of October, 1981


---------------------------
         Notary Public


                                       -3-
474183.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              LEBENTHAL & CO., INC.
                           ---------------------------
                            Under Section 805 of the
                            Business Corporation Law

                           ---------------------------

                  Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, the President and Secretary of the Corporation, hereby certify:
                  FIRST: The name of the corporation is Lebenthal & Co., Inc.
                  SECOND: That the Certificate of Incorporation of the Corporation was filed by the Department of State, New York, on the 17th day of March, 1960. Said Certificate of Incorporation was duly amended on the 7th day of April, 1960.
                  THIRD: The Certificate of Incorporation is hereby amended by striking out the last sentence of Paragraph Sixth which states as follows:
                  "Action by the Board of Directors shall
                  require a 75% vote of the total membership of said Board."

                  FOURTH: That the Amendment of the Certificate of Incorporation was authorized by the unanimous vote of the holders

474183.1
of all the outstanding shares entitled to vote on an amendment to the Certificate of Incorporation.
                  IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 23rd day of October, 1981.

                                                     LEBENTHAL & CO., INC.


                                                     __________________________
                                                          H. GERARD BISSINGER
                                                                President


                                                     ___________________________
                                                           JOHN T. SULLIVAN
                                                                 Secretary

                                       -2-
474183.1

STATE OF NEW YORK                   )
                                    )  ss.:
COUNTY OF NEW YORK                  )


                  H. GERARD BISSINGER, being duly sworn, deposes and says that he is the President of Lebenthal & Co., Inc., the Corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.

                                                       _________________________
                                                           H. GERARD BISSINGER
                                                                  President

Sworn to before me this
23rd day of October, 1981


---------------------------
         Notary Public


                                       -3-
474183.1

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                              LEBENTHAL & CO., INC.
                 PURSUANT TO ss.36 OF THE STOCK CORPORATION LAW
                 ----------------------------------------------


         We, the undersigned, being all the subscribers to the Certificate of Incorporation of Lebenthal & Co., Inc. and all the subscribers to stock in said corporation, certify:
         1.       The name of this corporation is LEBENTHAL & CO., INC.
         2. The Certificate of Incorporation was filed in the office of the Secretary of State at Albany, New York on the 17th day of March, 1960.
         3. The Certificate of this corporation is hereby amended to effect changes authorized by ss.35 of the Stock Corporation Law by (a) adding a provision for cumulative voting at stockholders' meetings, and (b) increasing the vote required for approval of action at meetings of the Board of Directors.
         4. To accomplish the foregoing, the following change is made to the Certificate of Incorporation of this corporation, to wit:
                           Paragraph "SIXTH" of said Certificate of
Incorporation, relating to voting at stockholders' and directors' meetings, is hereby amended to read as follows:
                  "SIXTH: The number of directors of the corporation shall be not less than three (3) nor more than fifteen (15) and the number of directors to be chosen within such limits shall be determined in the manner prescribed by the by-laws of the corporation. No director need be a stockholder. At all elections of directors of this corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for those provisions as to cumulative voting) he would be entitled to cast for the

474186.1
                  election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit. Action by the Board of Directors shall require a 75% vote of the total membership of said Board."

                  IN WITNESS WHEREOF, we have made and subscribed this Certificate this day of April, 1960.



                                                        ________________________

                                                        ________________________

                                                        ________________________






STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                  )


         On this              day of April, 1960, before me personally came
WILLIAM J. BEAHAN, SAYRA F. LEBENTHAL and I. ARNOLD ROSS, to me known to be the persons described in and who executed the foregoing Certificate, and they thereupon severally duly acknowledged to me that they executed the same.


                                                          ______________________


                                       -2-
474186.1

STATE OF NEW YORK                   )
                                    )  SS.
COUNTY OF NEW YORK                  )


         I. ARNOLD ROSS, being duly sworn, deposes and says that he is one of the subscribers of the Certificate of Incorporation of LEBENTHAL & CO., INC., which Certificate was filed in the office of the Secretary of State of the State of New York, on the 17th day of March, 1960; that no stock of said corporation has been issued, and that the persons who executed the foregoing Certificate of Amendment of the Certificate of Incorporation of LEBENTHAL & CO., INC. to which this affidavit is annexed constitute all of the subscribers of the Certificate of Incorporation and all of the subscribers to stock in said Corporation.

                                                        ______________________


Subscribed and sworn to
before me this                      day of April,
1960.


---------------------------------
         Notary Public


                                       -3-
474186.1

                                                                   Exhibit 1.5




                          CERTIFICATE OF INCORPORATION
                                       of
                              LEBENTHAL & CO., INC.
              Pursuant to Article Two of the Stock Corporation Law
                              --------------------
                  WE, THE UNDERSIGNED, for the purpose of forming a corporation pursuant to Article Two of the Stock Corporation Law of the State of New York, do hereby certify:
                  FIRST:  The name of the corporation is
                              Lebenthal & Co., Inc.
                  SECOND: The purposes for which the corporation is to be formed are:
                  (a) To purchase, subscribe for, and otherwise acquire or obtain an interest in (by original subscription, underwriting, participation in syndicates or otherwise), own, hold, borrow, pledge, hypothecate, mortgage, assign, lend, deposit, create trusts with respect to, sell, exchange, or otherwise dispose of and generally deal in and with choses in action and securities of every kind and description (except bills of exchange), including, but without limiting the generality of the foregoing, stocks, shares, voting trust certificates, bonds, mortgages, debentures, notes, part paid receipts and allotment certificates, land trust certificates, warrants, rights, scrip, commercial paper, evidences of indebtedness, certificates of interest, and securities of any nature, however evidenced, of governments, states, territories, districts, municipalities and other political or governmental divisions and subdivisions, and of corporations, associations, partnerships, firms, trustees, syndicates, combinations, organizations and entities whatsoever, located in or organized under the laws of any part of the world, and of individuals; to acquire or become interested in any such securities

474159.1
         irrespective of whether such securities are fully paid or subject to further payments or assessments; and to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any such choses in action and securities, including the right to vote and otherwise act with respect thereto.

                  (b) To purchase and otherwise acquire, hold, borrow, use, assign, pledge, mortgage, sell, exchange or otherwise dispose of, import, export and generally deal in goods, wares and merchandise of every kind and description, and grants, options, concessions, franchises and contracts, and all other kinds of personal property, and any and all interests and rights therein and thereto, without limit as to kind or amount; and to take, buy, purchase, exchange, take on lease and otherwise acquire, sell, assign, transfer, convey, let, sublet and otherwise dispose of, mortgage or otherwise encumber, hold, manage, control, maintain and develop and generally deal in real estate and property, and any and all interests and rights therein and thereto.

                  (c) To institute, enter into, assist, promote, conduct and participate in every kind of commercial, mercantile, mining or industrial business, undertaking, venture, enterprise, transaction or operation, in any part of the world; to make, enter into, perform and carry out contracts of any kind necessary to its business; and, to the extent permitted by law, to participate in any way in the business and affairs of and to aid and to cause to be formed, merged, reorganized, consolidated or liquidated corporations, associations, partnerships, firms, trusts, syndicates, combinations, organizations and entities of every kind whatsoever.

                  (d) To apply for, obtain, register, purchase, lease, or otherwise acquire, hold, own, use, operate, introduce, develop, control, sell, assign or otherwise dispose of, take and grant licenses or other rights with respect to, and in any and all ways to exploit and turn to account inventions, improvements, processes, copyrights, patents, trade marks, formulae, trade names and distinctive marks and similar rights of any and all kinds, and whether granted, registered, or established by or under the laws of the United States or of any state thereof, or of any other country or place.

                  (e) For any purpose and upon any terms, to borrow or raise money without limit, and to issue, sell and dispose of the corporation's bonds, debentures, notes

                                       -2-
474159.1
         and other securities and obligations, secured or unsecured and however evidenced, and as security therefor to mortgage, pledge or grant any charge, or impose any lien upon all or any part of the real or personal property, rights, interests, or franchises of the corporation, whether owned by it at the time or thereafter acquired.

                  (f) To pay for any property acquired by the corporation in cash or other property, rights or interests held by the corporation, or by issuing and delivering in exchange therefor shares of its own capital stock, bonds, debentures, notes or other securities or obligations, or any of them however evidenced; to purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of, and to reissue any shares of its own capital stock (so far as may be permitted by law) and its own bonds, debentures, notes or other securities or obligations.

                  (g) To conduct its business, so far as permitted by law, in the State of New York and other states of the United States and in its territories and the District of Columbia and all dependencies of the United States and in foreign countries and to maintain offices and agencies within or anywhere without the State of New York.

                  (h) To do any or all things herein set forth to the same extent and as fully as natural persons might or could do, and as principal, agent, broker, factor, contractor, or otherwise, and either alone or in conjunction with others, and in any part of the world, and in general to do any and all things and to exercise any and all such powers as may be incidental to the conduct of the business of the corporation, and in pursuance thereof to exercise all the powers conferred upon the corporation by the Stock Corporation Law and the General Corporation Law of the State of New York and by any other law that may be now or hereafter applicable to the corporation.

                  The foregoing clauses of this Article Second shall be construed as purposes, objects and powers, and the matters expressed in each clause shall not be limited in any way, except as otherwise expressly provided, by reference to or inference from the terms of any other clause (or any other matter within

                                       -3-
474159.1
the same clause), but shall be regarded as independent purposes, objects and powers. The enumeration of specified purposes, objects and powers shall not be considered to exclude, limit or restrict in any manner any power, right or privilege given to the corporation by law, or to limit or restrict the meaning of the general terms or the general powers of the corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.
                  Nothing herein contained shall be construed as authorizing the corporation to fulfill or exercise at any time at any place any rights, powers, or privileges not permitted to it by law.
                  THIRD: (1) The total number of shares that may be issued by the corporation is 250 shares.
                           (2)      The number of shares which are to have a par
value is none.
                           (3)      The number of shares which are to be without
par value is 250 shares, all of one class.
                           (4)      The capital of the corporation shall be at
least equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts as, from time to time, by resolution of the Board of Directors, may be transferred thereto.

                                       -4-
474159.1

                           (5)      The Board of Directors of the corporation
shall have authority to authorize the issuance from time to time, without any vote or other action by the stockholders, of all or any shares of the stock of the corporation of any class now or hereafter authorized, part-paid receipts or allotment certificates in respect of any such shares and any securities convertible into or exchangeable for any such shares (whether such shares, receipts, certificates or securities be unissued, or issued and thereafter acquired by the corporation), in each case to such corporations, associations, firms, partnerships, individuals or others, for such consideration and on such terms as the board of directors, from time to time in its discretion, lawfully may fix and determine, without offering the same or any part thereof to the holders of any stock of the corporation of any class now or hereafter authorized. In the discretion of the board of directors any such shares, receipts, certificates or securities may be offered from time to time to the holders of any class or classes of stock to the exclusion of the holders of any or all other classes of stock at the time outstanding.
                           (6)      No holder of any stock of the corporation
shall have any right as such holder (other than such right, if any, as the board of directors in its discretion may determine) to purchase, subscribe for or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized, or any part-paid receipts or allotment certificates in respect of any such shares, or any securities convertible into

                                       -5-
474159.1
or exchangeable for any such shares, or any warrants, options or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, receipts, certificates, securities, warrants, options or instruments be unissued or issued and thereafter acquired by the corporation.
                           (7)      The corporation, upon vote of the board of
directors, from time to time may grant rights or options to subscribe for, purchase or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized or any bonds or other obligations or securities of the corporation, whether such shares of stock, bonds, or other obligations or securities be unissued, or issued and thereafter acquired by the corporation. Such rights or options (a) may relate to such amounts of any class or classes of such securities, may be exercisable within such periods, or without limitation as to time, and at such price or prices and otherwise upon such terms and conditions, and may confer such rights and privileges, (b) may be granted for such considerations and on such terms and conditions, and to such persons, firms, corporations or associations or others, or to the bearers or registered holders of warrants or other instruments evidencing such rights or options, and (c) may be granted separately or in connection with the issuance of any shares of stock, or of any bonds or other obligations or securities of the corporation of any class now or hereafter authorized, or otherwise, all as the board of directors

                                       -6-
474159.1
may determine. No vote or consent of the stockholders of any class or classes shall be necessary to authorize any such action by the board of directors. Nothing contained in this Article Third shall be deemed to authorize the issuance of shares of capital stock of the corporation of any class having a par value for less than the par value thereof.
                  FOURTH: The office of the corporation is to be located in the Borough of Manhattan, City, County and State of New York.
                  The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is c/o I. Arnold Ross, Esq., 150 Broadway, New York 38, N.Y.
                  FIFTH: The duration of the corporation shall be perpetual.
                  SIXTH: The number of directors of the corporation shall be not less than three (3) nor more than fifteen (15) and the number of directors to be chosen within such limits shall be determined in the manner prescribed by the by-laws of the corporation. No director need be a stockholder. Action by the Board of Directors shall require a 60% vote of the total membership of said Board.
                  SEVENTH: The names and post-office addresses of the directors until the first annual meeting of the stockholders are:

                                       -7-
474159.1


                    Name                                                     Post Office Addresses

Sayra F. Lebenthal                              815 Park Avenue, New York 21, N.Y.

Eleanor L. Bissinger II                         275 Central Park West, New York 24, N.Y.

William J. Beahan                               367 Cornell St., Wyckoff, N.J.

I. Arnold Ross                                  815 Park Avenue, New York 21, N.Y.

James A. Lebenthal                              815 Park Avenue, New York 21, N.Y.



                  EIGHTH: The names and post-office address of each subscriber of this certificate of incorporation and a statement of the number of shares of stock which each agrees to take are:


                                                                                                               Number
                                                                                                                 of
                Name                                          Post Office Address                               Shares

Sayra F. Lebenthal                     815 Park Avenue, New York 21, N.Y.                                         1

I. Arnold Ross                         150 Broadway, New York 38, N.Y.                                            1

William J. Beahan                      367 Cornell St., Wyckoff, N.J.                                             1



                  NINTH: All of the subscribers of this certificate are of full age, at least two-thirds of them are citizens of the United States, at least one of them is a resident of the State of New York and at least one of the persons named as a director is a citizen of the United States and a resident of the State of New York.
                  TENTH: The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served.
                  ELEVENTH: In case the corporation enters into contracts or transacts business with one or more of the directors or with any firm of which one or more of its directors are

                                       -8-
474159.1
members or employees, or with any other corporation or association of which one or more of its directors are stockholders, directors, officers or employees, such contracts or transaction shall not be invalidated or in any wise affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of the corporation, even though the vote of the director or directors having such adverse interest shall have been necessary to obligate the corporation upon such contract or transaction; provided, however, that in any such case the fact of such interest shall be disclosed or known to the other directors or stockholders acting upon or in reference to such contract or transaction. No director or directors having such disclosed or known adverse interest shall be liable to the corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of any such contract or transaction, nor shall any such director or directors be accountable for any gains or profits realized thereon. The provisions of this Article Eleventh shall not be construed to invalidate or in any way affect any contract or other transaction which otherwise would be valid under the common or statutory law applicable thereto.
                  TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter

                                                      -9-
474159.1
prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
                  IN WITNESS WHEREOF, we have made, signed and acknowledged this certificate this day of March, 1960.

                                                           _____________________
                                                           _____________________
                                                           _____________________




                                                      -10-
474159.1

STATE OF NEW YORK                   )
CITY OF NEW YORK                    )  SS.
COUNTY OF NEW YORK                  )


                  On this      day of March, 1960, before me personally
came SAYRA F. LEBENTHAL, I. ARNOLD ROSS, and WILLIAM J. BEAHAN, to me known to be the persons described in and who executed the foregoing certificate of incorporation, and they thereupon severally duly acknowledged to me that they had executed the same.

                                                           _____________________

                                      -11-
474159.1

                              C E R T I F I C A T E


                                       o f

                            I N C O R P O R A T I O N


                                       o f

                        L E B E N T H A L & C O., I N C.


                             Pursuant to Article Two

                          of the Stock Corporation Law





                               DATED: MARCH , 1960





                                                      I. Arnold Ross,
                                                         150 Broadway
                                                            New York 38, N.Y.


474159.1